EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

BANK OF HAWAII CORPORATION

EXHIBIT TO CURRENT REPORT ON

FORM 8-K DATED April 26, 2004

Commission File Number 1-6887

Bank of Hawaii Corporation First Quarter 2004 Financial Results

•                  Diluted Earnings Per Share Increases to $0.69, Up Over 46 Percent

•                  Net Income of $39.8 Million for the Quarter, Up Over 33 Percent

•                  $50 Million Additional Share Repurchase Program Announced

•                  Board of Directors Declares Dividend of $0.30 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (April 26, 2004) — Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.69 for the first quarter of 2004, up $0.03 or 4.5 percent from diluted earnings per share of $0.66 in the fourth quarter of 2003 and up $0.22 or 46.8 percent from $0.47 in the comparable quarter last year.  Net income for the first quarter of 2004 was $39.8 million, up $1.1 million or 2.9 percent from net income of $38.7 million in the previous quarter and up $10.0 million or 33.5 percent from $29.8 million reported in the same quarter last year.

The return on average assets for the first quarter of 2004 was 1.65 percent, essentially flat with 1.66 percent in the fourth quarter of 2003 and up from 1.31 percent in the first quarter of 2003.  The return on average equity was 19.98 percent for the first quarter of 2004, up from 18.59 percent in the previous quarter and a significant improvement from 12.42 percent in the same quarter last year.

The efficiency ratio was 57.3 percent for the first quarter of 2004, down from 58.4 percent in the fourth quarter of 2003.  Excluding systems replacement costs, the efficiency ratio was 61.0 percent in the first quarter of 2003.

“I am very pleased with the first quarter results for 2004,” said Michael E. O’Neill, Chairman and CEO.  “By all measures we have performed extremely well; our returns have improved, our operating leverage was positive, asset quality remains solid, customer and employee confidences have reached new highs, and the Hawaii economy continues to reflect strength.  Bank of Hawaii is well positioned to build on the tremendous momentum the Company has generated.”

- more -

Financial Highlights

Net interest income for the first quarter of 2004 was $96.1 million on a taxable equivalent basis, up $2.7 million from net interest income of $93.4 million in the fourth quarter of 2003, primarily due to increased earning assets.  Net interest income was up $5.1 million from $91.0 million in the first quarter of 2003 and was largely the result of lower interest rates paid on deposits and a reduction in long-term debt.  An analysis of the change in net interest income is included in Table 6.

The net interest margin was 4.30 percent for the first quarter of 2004, down 5 basis points from the net interest margin of 4.35 in the previous quarter and up 1 basis point from 4.29 the same quarter last year.  The decrease in the net interest margin compared to the previous quarter was largely due to a 5 basis point decrease in the average yield on the loan portfolio.

Credit quality continued to improve during the quarter.  The Company did not recognize a provision for loan and lease losses during the first quarter of 2004 and has not recorded a provision for the last seven quarters.  The allowance for loan and lease losses was reduced $1.9 million from December 31, 2003, which equaled the amount of net charge-offs during the quarter.

Non-interest income was $48.8 million for the quarter compared to non-interest income of $49.4 million in the fourth quarter of 2003 and $44.8 million in the first quarter of 2003.  The decrease from the previous quarter was largely due to a reduction in mortgage banking income that offset growth in trust and asset management fees and service charges on deposits.

Non-interest expense for the first quarter of 2004 was $83.0 million, down $0.4 from $83.4 million in the previous quarter and down $7.2 million or 8.0 percent from $90.2 million in the same quarter last year.  Non-interest expense in the first quarter of 2003 included $7.4 million in systems replacement costs.  Excluding these items, non-interest expenses were essentially unchanged from the same quarter last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services Group, and Treasury and Other Corporate.  Results are determined based on the Company’s internal financial management reporting process and organizational structure.  Business segment performance details are summarized in Table 11.

Asset Quality

Bank of Hawaii Corporation’s strong credit quality continued during the first quarter of 2004.  Non-performing assets were $27.9 million at the end of the quarter, a decrease of $3.9 million, or 12.2 percent, from non-performing assets of $31.7 million at the end of the fourth quarter of 2003.  Non-performing assets declined $16.4 million, or 37.0 percent, compared to non-performing assets of $44.2 million in the same period last year.  At March 31, 2004 the ratio of non-performing assets to total loans and foreclosed real estate was 0.49 percent, down from 0.55 percent at December 31, 2003 and down from 0.79 percent at March 31, 2003.

Non-accrual loans were $23.5 million at March 31, 2004, a reduction of $3.9 million, or 14.3 percent, from $27.3 million at December 31, 2003 and down $11.7 million, or 33.2 percent, from $35.1 million at March 31, 2003.  Non-accrual loans as a percentage of total loans were 0.41

2

percent at March 31, 2004 down from 0.48 percent at the end of the previous quarter and down from 0.63 percent at the end of the comparable quarter last year.

Net charge-offs for the first quarter of 2004 were $1.9 million, or 0.13 percent (annualized) of total average loans.  Charge-offs during the quarter of $6.1 million were partially offset by recoveries of $4.2 million.  Net charge-offs in the fourth quarter of 2003 were $3.6 million, or 0.26 percent (annualized) of total average loans.  Net charge-offs during the first quarter of 2003 were $2.8 million, or 0.21 percent (annualized) of total average loans.

The allowance for loan and lease losses was $127.2 million at March 31, 2004.  The ratio of the allowance for loan and lease losses to total loans was 2.23 percent at March 31, 2004 compared with 2.24 percent at December 31, 2003 and 2.52 percent at the end of the same quarter last year.

Concentrations of credit exposure to selected components of the portfolio are summarized in Table 8.

Other Financial Highlights

Total assets increased to $10.0 billion at the end of March 31, 2004, compared to total assets of $9.5 billion at the end of December 31, 2003 and $9.4 billion at the end of March 31, 2003.  The increase in total assets is primarily related to a higher level of funding resulting from securities repurchase agreements by public entities and continued deposit growth.

Total deposits at March 31, 2004 were $7.4 billion, up from total deposits of $7.3 billion at December 31, 2003 and up from total deposits of $7.0 billion at March 31, 2003.  The increase in deposits is due to continued strong growth in demand and savings deposits.

During the first quarter of 2004, Bank of Hawaii Corporation repurchased 1.3 million shares of common stock at a total cost of $57.8 million under the share repurchase program.  The average cost per share was $44.77 during the quarter.  From the beginning of the share repurchase program in July 2001 through March 31, 2004, the Company had repurchased a total of 31.1 million shares and returned a total of $912.9 million to the shareholders at an average cost of $29.34 per share.  The Company’s Board of Directors has authorized an additional program to repurchase up to $50 million of common stock.  This new authorization, combined with the Company’s previously announced authorizations of $1.0 billion, brings the total repurchase authority to $1,050 million.  Through April 23, 2004, the Company repurchased an additional 1.0 million shares of common stock at an average cost of $43.92 per share.  Remaining buyback authority was $93.9 million at April 23, 2004.

The Company’s capital and liquidity remain strong.  At March 31, 2004 the Tier 1 leverage ratio was 7.88 percent compared to 8.43 percent at December 31, 2003 and 10.03 percent at March 31, 2003.

The Company’s Board of Directors has declared a quarterly cash dividend of $0.30 per share on the Company’s outstanding shares.  The dividend will be payable on June 14, 2004 to shareholders of record at the close of business on May 24, 2004.

3

Economic Outlook

First quarter 2004 visitor growth increased 6.0 percent, including a 9.0 percent gain in domestic travelers.  The strong yen is expected to further help the tourism-dependent sectors of the Hawaii economy.

Hawaii’s real growth is most recently forecast at 3.5 percent for 2004 after adjusting for increasing inflation due to higher housing costs.  Hawaii construction should remain strong in 2004, based on 20.0 percent growth in the 2003 value of residential building permits, and a doubling in nonresidential building permits, combined with military housing construction.  Record high home prices continued rising during first quarter 2004 along with statewide home sales volumes.  Interest rate sensitivity is expected to be modest and strong fundamentals support the local housing valuation trends.

Tight labor market conditions in Hawaii persisted during the first quarter of 2004.  Statewide unemployment declined from 4.4 percent in the fourth quarter of 2003 to 3.9 percent in the first quarter of 2004.  Overall, Hawaii job growth continued at around 2.0 percent through the first quarter, with the construction sector leading (up 7.0 percent) and the information sector lagging (down 9.0 percent).  External pressures that could constrain the economic growth in Hawaii include higher petroleum prices and a rising interest rate environment.

Earnings Outlook

Bank of Hawaii Corporation’s previously published earnings guidance of approximately $157 million in net income for the full year of 2004 remains unchanged.  Based on current conditions, the Company does not expect to record a provision for loan and lease losses in 2004.  However, the actual amount of the provision for loan and lease losses depends on determinations of credit risk that are made near the end of each quarter.  Earnings per share and return on equity projections continue to be dependent upon the terms and timing of share repurchases.

Conference Call Information

The Company will review its first quarter 2004 financial results today at 8:00 a.m. Hawaii Time (2:00 p.m. Eastern Time).  The presentation will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com.  The conference call number is 800-299-7635 in the United States or 617-786-2901 for international callers.  No confirmation code is required to access the call.  A replay will be available for one week beginning at 10:00 a.m. Hawaii Time (4:00 p.m. Eastern Time) on Monday, April 26, 2004 by calling 888-286-8010 in the United States or 617-801-6888 for international callers and entering the number 65319657 when prompted.  A replay of the presentation will also be available via the Investor Relations link of the Company’s web site.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa and the West Pacific.  The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii.  For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

4

This news release contains forward-looking statements concerning, among other things, the economic environment in our service area, the expected level of loan loss provisioning, the effect of our new three-year plan, and anticipated dividends, revenues and expenses during 2004 and beyond.  We believe the assumptions underlying our forward-looking statements are reasonable.  However, any of the assumptions could prove to be inaccurate and actual results may differ materially from those projected for a variety of reasons, including, but not limited to: 1) unanticipated changes in business and economic conditions, the competitive environment, fiscal and monetary policies, or legislation in Hawaii and the other markets we serve; 2) changes in our credit quality or risk profile which may increase or decrease the required level of allowance for loan and lease losses; 3) changes in market interest rates that may affect our credit markets and ability to maintain our net interest margin; 4) changes to the amount and timing of our proposed equity repurchases; 5) inability to achieve expected benefits of our business process changes due to adverse changes in implementation processes or costs, operational savings, or timing; 6) real or threatened acts of war or terrorist activity affecting business conditions; and 7) adverse weather and other natural conditions impacting our and our customers’ operations.  We do not undertake any obligation to update forward-looking statements to reflect later events or circumstances.

# # # #

5

Bank of Hawaii Corporation and Subsidiaries
Highlights (Unaudited)	Table 1

(dollars in thousands except per share amounts)

	Three Months Ended March 31,
Earnings Highlights and Performance Ratios	2004	2003

Net Income	$39,799	$29,801
Basic Earnings Per Share	0.73	0.49
Diluted Earnings Per Share	0.69	0.47
Cash Dividends	16,418	11,562
Net Income to Average Total Assets (ROA)	1.65%	1.31%
Net Income to Average Shareholders’ Equity (ROE)	19.98%	12.42%
Net Interest Margin	4.30%	4.29%
Efficiency Ratio (1)	57.31%	66.44%
Efficiency Ratio excluding System Replacement Costs	57.31%	60.98%

	March 31,
Statement of Condition Highlights and Performance Ratios	2004	2003

Total Assets	$10,013,442	$9,410,210
Net Loans	5,587,811	5,425,343
Total Deposits	7,363,922	6,987,331
Total Shareholders’ Equity	785,768	952,007

Book Value Per Common Share	$14.49	$15.76
Allowance / Loans and Leases Outstanding	2.23%	2.52%
Average Equity / Average Assets	8.28%	10.53%
Employees (FTE)	2,703	2,891
Branches and offices	89	91

Market Price Per Share of Common Stock for the Quarter Ended:
Closing	$46.33	$30.80
High	$47.45	$31.50
Low	$41.75	$29.25

(1) The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non-interest income).

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)	Table 2

	Three Months Ended
(dollars in thousands except per share amounts)	March 31, 2004	March 31, 2003
Interest Income
Interest and Fees on Loans and Leases	$81,428	$85,773
Income on Investment Securities - Held to Maturity	6,976	2,283
Income on Investment Securities - Available for Sale	20,846	22,463
Deposits	1,231	1,307
Funds Sold	417	764
Other	858	1,189
Total Interest Income	111,756	113,779
Interest Expense
Deposits	9,200	14,447
Security Repurchase Agreements	1,926	2,242
Funds Purchased	231	205
Short-Term Borrowings	15	24
Long-Term Debt	4,353	5,861
Total Interest Expense	15,725	22,779
Net Interest Income	96,031	91,000
Provision for Loan and Lease Losses	—	—
Net Interest Income After Provision for Loan and Lease Losses	96,031	91,000
Non-Interest Income
Trust and Asset Management	13,864	13,181
Mortgage Banking	1,977	283
Service Charges on Deposit Accounts	9,950	8,950
Fees, Exchange, and Other Service Charges	13,239	12,989
Investment Securities Gains	—	583
Insurance	3,643	3,080
Other	6,169	5,687
Total Non-Interest Income	48,842	44,753
Non-Interest Expense
Salaries and Benefits	46,001	46,429
Net Occupancy Expense	9,386	9,613
Net Equipment Expense	5,964	9,748
Information Technology Systems Replacement Project	—	7,417
Other	21,671	16,993
Total Non-Interest Expense	83,022	90,200
Income Before Income Taxes	61,851	45,553
Provision for Income Taxes	22,052	15,752
Net Income	$39,799	$29,801
Basic Earnings Per Share	$0.73	$0.49
Diluted Earnings Per Share	$0.69	$0.47
Dividends Declared Per Share	$0.30	$0.19
Basic Weighted Average Shares	54,286,648	61,294,460
Diluted Weighted Average Shares	57,746,520	63,535,609

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition (Unaudited)	Table 3

(dollars in thousands)	March 31, 2004	March 31, 2003
Assets
Interest-Bearing Deposits	$479,882	$157,067
Investment Securities - Held to Maturity (Market Value of $719,308 and $180,043)	717,867	175,600
Investment Securities - Available for Sale	1,995,713	2,497,508
Funds Sold	255,000	175,000
Loans Held for Sale	67,328	47,269
Loans and Leases	5,714,996	5,565,371
Allowance for Loan and Lease Losses	(127,185)	(140,028)
Net Loans	5,587,811	5,425,343
Total Earning Assets	9,103,601	8,477,787
Cash and Non-Interest Bearing Deposits	313,090	331,994
Premises and Equipment	155,488	170,696
Customers’ Acceptance Liability	1,844	1,372
Accrued Interest Receivable	34,658	36,845
Foreclosed Real Estate	4,416	9,097
Mortgage Servicing Rights	21,138	25,801
Goodwill	36,216	36,216
Other Assets	342,991	320,402
Total Assets	$10,013,442	$9,410,210
Liabilities
Deposits
Non-Interest Bearing Demand	$1,915,678	$1,714,601
Interest Bearing Demand	1,407,494	1,164,975
Savings	2,888,877	2,669,409
Time	1,151,873	1,438,346
Total Deposits	7,363,922	6,987,331
Securities Sold Under Agreements to Repurchase	1,039,204	646,317
Funds Purchased	98,370	69,890
Short-Term Borrowings	11,349	12,096
Current Maturities of Long-Term Debt	102,252	118,792
Banker’s Acceptances Outstanding	1,844	1,372
Retirement Benefits Payable	62,298	62,091
Accrued Interest Payable	6,978	12,761
Taxes Payable and Deferred Taxes	228,785	206,139
Other Liabilities	95,091	70,644
Long-Term Debt	217,581	270,770
Total Liabilities	9,227,674	8,458,203
Shareholders’ Equity
Common Stock ($.01 par value); authorized 500,000,000 shares; issued / outstanding: March 2004 - 81,641,545 / 54,216,350, March 2003 - 81,276,420 / 60,418,539	807	807
Capital Surplus	396,335	372,887
Accumulated Other Comprehensive Income	4,289	8,273
Retained Earnings	1,222,602	1,133,642
Deferred Stock Grants	(7,594)	74
Treasury Stock, at Cost (Shares: March 2004 - 27,425,195, March 2003 - 20,857,881)	(830,671)	(563,676)
Total Shareholders’ Equity	785,768	952,007
Total Liabilities and Shareholders’ Equity	$10,013,442	$9,410,210

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders’ Equity (Unaudited)	Table 4

(dollars in thousands)	Total	Common Stock	Capital Surplus	Accum. Other Compre- hensive Income (Loss)	Retained Earnings	Deferred Stock Grants	Treasury Stock	Compre- hensive Income

Balance at December 31, 2003	$793,132	$807	$391,701	$(5,711)	$1,199,077	$(8,309)	$(784,433)
Comprehensive Income:
Net Income	39,799	—	—	—	39,799	—	—	$39,799
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	10,000	—	—	10,000	—	—	—	10,000
Total Comprehensive Income								$49,799

Common Stock Issued under Stock Plans and Related Tax Benefits (611,820 shares)	18,482	—	4,634	—	144	715	12,989
Treasury Stock Purchased (1,323,050 shares)	(59,227)	—	—	—	—	—	(59,227)
Cash Dividends Paid	(16,418)	—	—	—	(16,418)	—	—
Balance at March 31, 2004	$785,768	$807	$396,335	$4,289	$1,222,602	$(7,594)	$(830,671)

Balance at December 31, 2002	$1,015,759	$806	$372,192	$11,659	$1,115,910	$(1,424)	$(483,384)
Comprehensive Income:
Net Income	29,801	—	—	—	29,801	—	—	$29,801
Other Comprehensive Income, Net of Tax:
Change in Unrealized Gains and Losses on Investment Securities	(3,386)	—	—	(3,386)	—	—	—	(3,386)
Total Comprehensive Income								$26,415

Common Stock Issued under Stock Plans and Related Tax Benefits (261,802 shares)	7,721	1	695	—	(507)	1,498	6,034
Treasury Stock Purchased (2,856,600 shares)	(86,326)	—	—	—	—	—	(86,326)
Cash Dividends Paid	(11,562)	—	—	—	(11,562)	—	—
Balance at March 31, 2003	$952,007	$807	$372,887	$8,273	$1,133,642	$74	$(563,676)

Bank of Hawaii Corporation and Subsidiaries
Consolidated Average Balances and Interest Rates - Taxable Equivalent Basis (Unaudited)	Table 5

	Three Months Ended March 31, 2004			Three Months Ended December 31, 2003 (1)			Three Months Ended March 31, 2003 (1)
(dollars in millions)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning Assets
Interest Bearing Deposits	$249.6	$1.2	1.98%	$218.6	$1.2	2.12%	$253.8	$1.3	2.09%
Funds Sold	168.9	0.4	0.99	34.3	0.1	0.99	250.5	0.8	1.22
Investment Securities
Held to Maturity	719.6	7.0	3.90	742.1	7.2	3.89	202.0	2.3	4.61
Available for Sale	1,988.5	20.8	4.20	1,898.6	19.0	4.01	2,268.1	22.5	3.96
Loans Held for Sale	15.4	0.2	5.33	13.9	0.2	6.21	10.1	0.1	5.16
Loans and Leases
Commercial and Industrial	844.4	10.1	4.81	858.2	10.6	4.90	886.4	10.5	4.81
Construction	100.4	1.1	4.31	99.2	1.1	4.30	115.4	1.4	5.08
Commercial Mortgage	634.1	8.6	5.45	627.4	8.9	5.62	597.8	9.0	6.14
Residential Mortgage	2,317.5	33.3	5.75	2,336.3	34.5	5.90	2,249.0	37.7	6.70
Installment	651.0	14.3	8.84	598.1	13.4	8.89	501.9	12.8	10.36
Home Equity	489.2	5.8	4.75	453.0	5.6	4.89	434.5	5.7	5.28
Purchased Home Equity	204.9	2.7	5.18	104.7	0.6	2.24	180.2	2.6	5.78
Lease Financing	500.9	5.4	4.33	494.0	5.5	4.44	495.6	5.9	4.81
Total Loans and Leases	5,742.4	81.3	5.68	5,570.9	80.2	5.73	5,460.8	85.6	6.32
Other	77.5	0.9	4.45	76.8	1.0	5.20	74.6	1.2	6.47
Total Earning Assets	8,961.9	111.8	5.00	8,555.2	108.9	5.07	8,519.9	113.8	5.38
Cash and Non-Interest Bearing Deposits	327.6			323.5			331.6
Other Assets	388.4			379.1			391.5
Total Assets	$9,677.9			$9,257.8			$9,243.0

Interest Bearing Liabilities
Interest Bearing Deposits
Demand	$1,370.0	0.5	0.15	$1,293.8	0.5	0.16	$1,151.9	0.7	0.26
Savings	2,871.6	3.3	0.46	2,786.6	3.2	0.46	2,608.2	4.6	0.71
Time	1,188.8	5.4	1.83	1,227.9	5.7	1.83	1,472.1	9.2	2.52
Total Interest Bearing Deposits	5,430.4	9.2	0.68	5,308.3	9.4	0.71	5,232.2	14.5	1.12
Short-Term Borrowings	862.3	2.2	1.01	608.0	1.7	1.06	649.8	2.5	1.54
Long-Term Debt	320.9	4.3	5.44	324.2	4.4	5.43	390.4	5.8	6.02
Total Interest Bearing Liabilities	6,613.6	15.7	0.96	6,240.5	15.5	0.99	6,272.4	22.8	1.47
Net Interest Income		$96.1			$93.4			$91.0
Interest Rate Spread			4.04%			4.08%			3.91%
Net Interest Margin			4.30%			4.35%			4.29%
Non-Interest Bearing Demand Deposits	1,889.5			1,836.4			1,636.8
Other Liabilities	373.6			355.7			360.7
Shareholders’ Equity	801.2			825.2			973.1
Total Liabilities and Shareholders’ Equity	$9,677.9			$9,257.8			$9,243.0

(1) Certain 2003 information has been reclassified to conform to 2004 presentation.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income -Tax Equivalent Basis (Unaudited)	Table 6

	Three Months Ended March 31, 2004 Compared to December 31, 2003 (1)
(dollars in millions)	Volume (2)	Rate (2)	Time (2)	Total

Change in Interest Income:
Interest Bearing Deposits	$0.1	$(0.1)	$—	$—
Funds Sold	0.3	—	—	0.3
Investment Securities
Held to Maturity	(0.2)	—	—	(0.2)
Available for Sale	0.9	0.9	—	1.8
Loans and Leases
Commercial and Industrial	(0.2)	(0.2)	(0.1)	(0.5)
Commercial Mortgage	0.1	(0.3)	(0.1)	(0.3)
Residential Mortgage	(0.3)	(0.9)	—	(1.2)
Installment	1.2	(0.2)	(0.1)	0.9
Home Equity	0.5	(0.2)	(0.1)	0.2
Purchased Home Equity	1.3	0.8	—	2.1
Lease Financing	0.1	(0.1)	(0.1)	(0.1)
Total Loans and Leases	2.7	(1.1)	(0.5)	1.1
Other	—	(0.1)	—	(0.1)

Total Change in Interest Income	3.8	(0.4)	(0.5)	2.9

Change in Interest Expense:
Interest Bearing Deposits
Savings	0.1	—	—	0.1
Time	(0.2)	—	(0.1)	(0.3)
Total Interest Bearing Deposits	(0.1)	—	(0.1)	(0.2)
Short-Term Borrowings	0.6	(0.1)	—	0.5
Long-Term Debt	(0.1)	—	—	(0.1)

Total Change in Interest Expense	0.4	(0.1)	(0.1)	0.2

Change in Net Interest Income	$3.4	$(0.3)	$(0.4)	$2.7

(1) Certain 2003 information has been reclassified to conform to 2004 presentation.

(2) The changes for each category of interest income and expense are allocated between the portion of changes attributable to the variance in volume, rate or time for that category.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits (Unaudited)	Table 7

	Three Months Ended
(dollars in thousands)	March 31, 2004	March 31, 2003

Salaries	$27,204	$28,514
Incentive Compensation	3,816	3,591
Stock Based Compensation	2,896	1,118
Commission Expense	1,627	2,487
Retirement and Other Benefits	4,357	4,451
Payroll Taxes	3,430	3,449
Medical, Dental, and Life Insurance	2,104	2,070
Separation Expense	567	749
Total Salaries and Benefits	$46,001	$46,429

Bank of Hawaii Corporation and Subsidiaries
Loan Portfolio Balances (Unaudited)	Table 8

(dollars in thousands)	March 31, 2004	December 31, 2003	March 31, 2003
Domestic Loans
Commercial
Commercial and Industrial	$793,293	$816,246	$824,906
Commercial Mortgage	650,566	639,354	691,736
Construction	91,002	101,321	86,690
Lease Financing	442,590	435,934	430,342
Total Commercial	1,977,451	1,992,855	2,033,674
Consumer
Residential Mortgage	2,254,654	2,320,410	2,305,329
Home Equity	510,378	467,019	439,011
Purchased Home Equity	191,066	212,514	170,946
Other Consumer	671,893	658,831	518,501
Lease Financing	34,816	35,320	33,842
Total Consumer	3,662,807	3,694,094	3,467,629
Total Domestic Loans	5,640,258	5,686,949	5,501,303
Foreign Loans	74,738	70,226	64,068
Total Loans and Leases	$5,714,996	$5,757,175	$5,565,371

Selected Concentrations of Credit Exposure (Unaudited)

(dollars in thousands)	Outstanding	March 31, 2004 Unused Commitments	Total Exposure	Dec. 31, 2003 (1) Total Exposure	March 31, 2003 (1) Total Exposure

Air Transportation
United States Regional Passenger Carriers	$46,003	$12,173	$58,176	$59,231	$60,888
United States National Passenger Carriers	37,413	—	37,413	37,259	37,441
Passenger Carriers Based Outside United States	30,475	—	30,475	31,549	31,922
Cargo Carriers	14,122	—	14,122	14,405	14,739
Total Air Transportation	$128,013	$12,173	$140,186	$142,444	$144,990

Guam
Hotel	$15,692	$—	$15,692	$17,733	$42,843
Other Commercial	130,128	45,920	176,048	184,129	171,300
Consumer	290,966	12,638	303,604	288,831	263,900
Total Guam	$436,786	$58,558	$495,344	$490,693	$478,043

Syndicated Exposure	$297,512	$642,624	$940,136	$912,896	$997,516

Other Large Borrowers (2)	$86,658	$235,143	$321,801	$336,748	$381,386

Exposure includes loans, leveraged leases and operating leases.

(1) For three borrowers, reclassifications have occurred between Regional and National Carriers. Syndicated Exposure has been restated to include a purchased participation.

(2) Other Large Borrowers is defined as exposure with commitments of $25 million and greater, excluding those collateralized by cash and those separately identified as Air Transportation, Guam, and Syndicated Exposure.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Non-Performing Assets and Accruing Loans Past Due 90 Days or More (Unaudited)	Table 9

(dollars in thousands)	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003

Non-Performing Assets
Non-Accrual Loans
Commercial
Commercial and Industrial	$6,009	$6,015	$7,856	$8,832	$2,367
Commercial Mortgage	7,388	9,337	10,977	11,216	17,930
Lease Financing	1,962	2,181	2,388	2,423	3,183
Total Commercial	15,359	17,533	21,221	22,471	23,480
Consumer
Residential Mortgage	7,685	9,354	9,669	10,196	11,523
Home Equity	406	460	497	—	117
Total Consumer	8,091	9,814	10,166	10,196	11,640
Total Non-Accrual Loans	23,450	27,347	31,387	32,667	35,120

Foreclosed Real Estate	4,416	4,377	8,757	9,285	9,097

Total Non-Performing Assets	$27,866	$31,724	$40,144	$41,952	$44,217

Accruing Loans Past Due 90 Days or More
Commercial
Commercial and Industrial	$707	$725	$695	$523	$1
Commercial Mortgage	702	—	—	—	368
Lease Financing	—	117	—	—	—
Total Commercial	1,409	842	695	523	369
Consumer
Residential Mortgage	595	1,430	2,027	1,817	1,580
Home Equity	—	—	—	84	17
Purchased Home Equity	107	—	107	98	—
Other Consumer	1,180	1,210	1,059	368	2,257
Lease Financing	—	—	—	19	—
Total Consumer	1,882	2,640	3,193	2,386	3,854
Total Accruing and Past Due	$3,291	$3,482	$3,888	$2,909	$4,223

Total Loans	$5,714,996	$5,757,175	$5,570,405	$5,471,870	$5,565,371

Ratio of Non-Accrual Loans to Total Loans	0.41%	0.48%	0.56%	0.60%	0.63%

Ratio of Non-Performing Assets to Total Loans and Foreclosed
Real Estate	0.49%	0.55%	0.72%	0.77%	0.79%

Ratio of Non-Performing Assets and Accruing Loans
Past Due 90 Days or More to Total Loans	0.55%	0.61%	0.79%	0.82%	0.87%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$31,724	$40,144	$41,952	$44,217	$54,406
Additions	3,293	2,340	3,199	11,603	4,805
Reductions
Payments and Sales of Loans	(4,555)	(3,416)	(1,782)	(4,279)	(5,641)
Return to Accrual	(1,444)	(839)	(1,464)	(7,556)	(5,571)
Sales of Foreclosed Assets	(310)	(4,418)	(1,025)	(672)	(1,091)
Charge-offs/Write-downs	(842)	(2,087)	(736)	(1,361)	(2,691)
Total Reductions	(7,151)	(10,760)	(5,007)	(13,868)	(14,994)

Balance at End of Quarter	$27,866	$31,724	$40,144	$41,952	$44,217

Bank of Hawaii Corporation and Subsidiaries
Consolidated Allowance for Loan and Lease Losses (Unaudited)	Table 10

	Three Months Ended
(dollars in thousands)	March 31, 2004	December 31, 2003	March 31, 2003

Balance at Beginning of Period	$129,080	$132,675	$142,853
Loans Charged-Off
Commercial
Commercial and Industrial	387	1,997	1,617
Commercial Mortgage	574	—	—
Construction	—	—	529
Lease Financing	228	—	15
Consumer
Residential Mortgage	145	462	689
Home Equity	—	250	82
Purchased Home Equity	90	143	—
Other Consumer	4,655	3,919	3,089
Lease Financing	36	100	67
Total Charge-Offs	6,115	6,871	6,088
Recoveries on Loans Previously Charged-Off
Commercial
Commercial and Industrial	980	936	572
Commercial Mortgage	689	23	17
Construction	435	3	900
Lease Financing	15	88	17
Consumer
Residential Mortgage	294	115	203
Home Equity	39	4	53
Other Consumer	1,663	2,015	1,327
Lease Financing	55	30	45
Foreign	50	62	129
Total Recoveries	4,220	3,276	3,263
Net Loan Charge-Offs	(1,895)	(3,595)	(2,825)
Provision for Loan and Lease Losses	—	—	—
Balance at End of Period	$127,185	$129,080	$140,028

Average Loans Outstanding	$5,742,368	$5,570,844	$5,460,847

Ratio of Net Loan Charge-Offs to Average Loans Outstanding (annualized)	0.13%	0.26%	0.21%
Ratio of Allowance to Loans and Leases Outstanding	2.23%	2.24%	2.52%

Bank of Hawaii Corporation and Subsidiaries
Business Segment Selected Financial Information (Unaudited)	Table 11

(dollars in thousands)	Retail Banking	Commercial Banking	Investment Services Group	Treasury and Other Corporate	Consolidated Total

Three Months Ended March 31, 2004
Net Interest Income	$50,189	$33,758	$3,191	$8,893	$96,031
Provision for Loan and Lease Losses	(2,747)	253	(49)	2,543	—
Net Interest Income After Provision for Loan and Lease Losses	47,442	34,011	3,142	11,436	96,031
Non-Interest Income	19,505	9,723	16,663	2,951	48,842
	66,947	43,734	19,805	14,387	144,873
Non-Interest Expense	(40,435)	(22,584)	(16,372)	(3,631)	(83,022)
Income Before Income Taxes	26,512	21,150	3,433	10,756	61,851
Provision for Income Taxes	(9,809)	(7,806)	(1,270)	(3,167)	(22,052)
Allocated Net Income	16,703	13,344	2,163	7,589	39,799
Allowance Funding Value	(128)	(737)	(8)	873	—
GAAP Provision	2,747	(253)	49	(2,543)	—
Economic Provision	(3,396)	(2,769)	(102)	(2)	(6,269)
Tax Effect of Adjustments	287	1,391	23	619	2,320
Income Before Capital Charge	16,213	10,976	2,125	6,536	35,850
Capital Charge	(5,602)	(5,196)	(1,522)	(9,718)	(22,038)
Net Income (Loss) After Capital Charge (NIACC)	$10,611	$5,780	$603	$(3,182)	$13,812

RAROC (ROE for the Company)	32%	23%	15%	25%	20%

Total Assets at March 31, 2004	$3,692,657	$2,276,958	$137,632	$3,906,195	$10,013,442

Three Months Ended March 31, 2003 (1)
Net Interest Income	$52,103	$34,691	$3,665	$541	$91,000
Provision for Loan and Lease Losses	(848)	(2,151)	—	2,999	—
Net Interest Income After Provision for Loan and Lease Losses	51,255	32,540	3,665	3,540	91,000
Non-Interest Income	17,386	8,416	15,680	3,271	44,753
	68,641	40,956	19,345	6,811	135,753
Information Technology Systems Replacement Project	(583)	(23)	(244)	(6,567)	(7,417)
Non-Interest Expense	(40,668)	(22,719)	(15,904)	(3,492)	(82,783)
Income (Loss) Before Income Taxes	27,390	18,214	3,197	(3,248)	45,553
Provision for Income Taxes	(10,134)	(6,642)	(1,183)	2,207	(15,752)
Allocated Net Income (Loss)	17,256	11,572	2,014	(1,041)	29,801
Allowance Funding Value	(152)	(1,141)	(10)	1,303	—
GAAP Provision	848	2,151	—	(2,999)	—
Economic Provision	(2,708)	(3,059)	(132)	(5)	(5,904)
Tax Effect of Adjustments	744	758	53	629	2,184
Income (Loss) Before Capital Charge	15,988	10,281	1,925	(2,113)	26,081
Capital Charge	(5,392)	(5,378)	(1,517)	(14,464)	(26,751)
Net Income (Loss) After Capital Charge (NIACC)	$10,596	$4,903	$408	$(16,577)	$(670)

RAROC (ROE for the Company)	33%	21%	14%	(7)%	12%

Total Assets at March 31, 2003	$3,471,677	$2,254,381	$145,925	$3,538,227	$9,410,210

(1) Certain 2003 information has been reclassified to conform to 2004 presentation.

Bank of Hawaii Corporation and Subsidiaries
Quarterly Summary of Selected Consolidated Financial Data (Unaudited)	Table 12

	Three Months Ended
(dollars in thousands except per share amounts)	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003

Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$81,428	$80,351	$82,715	$85,954	$85,773
Income on Investment Securities - Held to Maturity	6,976	7,183	6,407	3,083	2,283
Income on Investment Securities - Available for Sale	20,846	19,032	16,483	19,815	22,463
Deposits	1,231	1,169	1,179	1,161	1,307
Funds Sold	417	85	248	822	764
Other	858	1,007	1,032	1,016	1,189
Total Interest Income	111,756	108,827	108,064	111,851	113,779
Interest Expense
Deposits	9,200	9,433	10,284	13,309	14,447
Security Repurchase Agreements	1,926	1,359	1,947	2,391	2,242
Funds Purchased	231	249	271	219	205
Short-Term Borrowings	15	17	26	25	24
Long-Term Debt	4,353	4,417	4,431	5,422	5,861
Total Interest Expense	15,725	15,475	16,959	21,366	22,779
Net Interest Income	96,031	93,352	91,105	90,485	91,000
Provision for Loan and Lease Losses	—	—	—	—	—
Net Interest Income After Provision for Loan and Lease Losses	96,031	93,352	91,105	90,485	91,000
Non-Interest Income
Trust and Asset Management	13,864	12,759	12,511	12,545	13,181
Mortgage Banking	1,977	3,324	5,888	6,061	283
Service Charges on Deposit Accounts	9,950	9,442	8,901	8,645	8,950
Fees, Exchange, and Other Service Charges	13,239	13,725	16,034	13,473	12,989
Investment Securities Gains (Losses)	—	(20)	639	587	583
Insurance	3,643	3,597	3,988	3,015	3,080
Other	6,169	6,610	5,830	6,413	5,687
Total Non-Interest Income	48,842	49,437	53,791	50,739	44,753
Non-Interest Expense
Salaries and Benefits	46,001	46,409	45,731	47,711	46,429
Net Occupancy Expense	9,386	9,933	9,806	9,628	9,613
Net Equipment Expense	5,964	7,395	7,301	9,208	9,748
Information Technology Systems Replacement Project	—	—	4,349	10,105	7,417
Other	21,671	19,667	21,690	18,742	16,993
Total Non-Interest Expense	83,022	83,404	88,877	95,394	90,200
Income Before Income Taxes	61,851	59,385	56,019	45,830	45,553
Provision for Income Taxes	22,052	20,712	19,332	15,796	15,752
Net Income	$39,799	$38,673	$36,687	$30,034	$29,801

Basic Earnings Per Share	$0.73	$0.70	$0.64	$0.50	$0.49
Diluted Earnings Per Share	$0.69	$0.66	$0.61	$0.48	$0.47

Balance Sheet Totals
Total Assets	10,013,442	9,461,647	9,370,755	9,550,934	9,410,210
Net Loans	5,587,811	5,628,095	5,437,730	5,333,896	5,425,343
Total Deposits	7,363,922	7,332,779	7,102,116	7,140,849	6,987,331
Total Shareholders’ Equity	785,768	793,132	823,760	913,010	952,007

Performance Ratios
Net Income to Average Total Assets (ROA)	1.65%	1.66%	1.53%	1.27%	1.31%
Net Income to Average Shareholders’ Equity (ROE)	19.98%	18.59%	16.69%	12.93%	12.42%
Efficiency Ratio (1)	57.31%	58.41%	61.34%	67.55%	66.44%
Efficiency Ratio excluding System Replacement Costs	57.31%	58.41%	58.34%	60.39%	60.98%

(1) The efficiency ratio is defined as non-interest expense divided by total revenue (net interest income and non-interest income).